UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 16, 2004
Date of Report (Date of earliest event reported)

MECHANICAL TECHNOLOGY INCORPORATED
(Exact name of registrant as specified in its charter)

NEW YORK	0-6890	14-1462255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 NEW KARNER ROAD, ALBANY, NEW YORK 12205 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (518) 533-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

The text set forth in Item 5.02 and Item 8 - Director Compensation, is incorporated into this section by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Description of Changes

On December 16, 2004, the Mechanical Technology Incorporated ("MTI" or "Company") Board appointed William P. Phelan, CPA and Thomas J. Marusak as members of the Board of Directors. Mr. Phelan's term will commence on December 16, 2004 and expire in 2006 and when his successor has been elected and qualified. Mr. Marusak's term will commence on December 16, 2004 and expire in 2005 and when his successor has been elected and qualified. Mr. Phelan has been appointed as Chairman of the Company's Audit Committee.

Family Relationships and Certain Relationships and Related Transactions

There are no family relationships between Mr. Phelan or Mr. Marusak and any director or executive officer and no transactions or proposed transactions between Mr. Phelan or Mr. Marusak, or any member of their immediate families, and MTI or its subsidiaries, in Mr. Phelan or Mr. Marusak, or any member of their immediate families, will have a direct or indirect material interest.

Director Compensation

Mr. Phelan and Mr. Marusak received options to purchase 25,000 shares of the Company's common stock on December 16, 2004 at a strike price of $6.14 per share. Mr. Phelan also received options to purchase an additional 7,500 shares of the Company's common stock at a strike price of $6.14, for agreeing to serve as chair of the audit committee. All options are immediately vested. In the future, Mr. Phelan and Mr. Marusak will receive the standard director compensation, as set forth in greater detail in Item 8.01.

Item 8.01 Other Events

Increase in Number of Directors

On December 16, 2004, the MTI Board of Directors set the number of Directors of the Company at eight directors, pursuant to the terms of the Company's bylaws.

Director Compensation

On December 16, 2004, the MTI Board also changed its director compensation, effective January 1, 2005, to provide that each non-employee director will now receive a cash fee of $16,000 per year, payable quarterly. This cash payment will commence on January 1, 2005. Directors will continue to receive 1) options to purchase 20,000 shares of the Company's common stock (reduced from 25,000

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options), 2) the Chairman of the Audit Committee will receive 7,500 additional options, 3) members of the Audit Committee will each receive 3,750 additional options, 4) the Chairman of the Compensation, Nominating and Governance Committee will receive 5,000 additional options, and 5) members of the Compensation, Nominating and Governance Committee will each receive 2,500 additional options. All options will be issued to directors on the date of the annual meeting and will be priced based on the closing price of the Company's stock on the Nasdaq National Market System on the date of grant and are immediately vested.

Compliance with NASDAQ Listing Requirements

With the Company's appointment of Mssrs. Phelan and Marusak to its Board of Directors, the Company is now in compliance with the Nasdaq Stock Market's ("Nasdaq") independent director and audit committee requirements as set forth in Nasdaq Marketplace Rule 4350. The Company came into compliance within the cure period allowed under applicable Nasdaq rules.

Item 9.01. Financial Statements and Exhibits.
Exhibit No.	Description
24.13	Power of Attorney of Thomas J. Marusak
24.14	Power of Attorney of William D. Phelan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MECHANICAL TECHNOLOGY INCORPORATED

Date: December 20, 2004	By: /S/ CYNTHIA A. SCHEUER Name: Cynthia A. Scheuer
Title: Vice President and Chief Financial Officer

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